As filed with the Securities and Exchange Commission on November 2, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0028718 (IRS Employer Identification No.)

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

(Address of principal executive offices) (Zip Code)

___________________

ALIMERA SCIENCES, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

___________________

Richard S. Eiswirth, Jr.

President and Chief Executive Officer

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

(Name and address of agent for service)

(678) 990-5740

(Telephone number, including area code, of agent for service)

Copies to:

Charles D. Vaughn	Christopher S. Visick
Nelson Mullins Riley & Scarborough LLP	Vice President and General Counsel
Atlantic Station, Suite 1700	6120 Windward Parkway, Suite 290
201 17th Street NW	Alpharetta, GA 30005
Atlanta, GA 30363	(678) 990-5740
(404) 322-6000

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value - 2010 Employee Stock Purchase Plan	5,655(3)	$4.23	$23,920.65	$2.61

(1)

The shares registered hereunder include 5,655 shares of the Common Stock, $0.01 par value (“Common Stock”), of Alimera Sciences, Inc. (the “Registrant”) reserved for issuance pursuant to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”). This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2010 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the shares of Common Stock are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on October 29, 2020.

(3)

Represents shares of Common Stock that were automatically added to the shares of Common Stock authorized for issuance under the 2010 ESPP on January 1, 2020 pursuant to an “evergreen” provision contained in the 2010 ESPP. Under that provision, on January 1 of each year from January 1, 2011 through and including January 1, 2020, the aggregate number of shares of Common Stock available for purchase during the life of the 2010 ESPP automatically increased by the number of shares of Common Stock necessary to cause the number of shares of Common Stock then available for purchase to be restored to 32,961 shares of Common Stock (which amount takes into account the Registrant’s one-for-15 reverse stock split that became effective on November 14, 2019).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 relating to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan filed with the SEC on May 14, 2010 (File No. 333-166822), March 25, 2011 (File No. 333-173095), April 4, 2012 (File No. 333-180567), March 28, 2013 (File No. 333-187600), March 7, 2014 (File No. 333-194381), January 20, 2015 (File No. 333-201606), January 19, 2016 (File No. 333-209035), January 6, 2017 (File No. 333-215451), January 11, 2018, as amended by Post-Effective Amendment No. 1 on January 12, 2018 (File No. 333-222508), and January 16, 2019 (File No. 333-229280), in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.EXHIBITS.

Exhibit Number	Exhibit
4.1

Restated Certificate of Incorporation of Registrant, as amended on various dates (incorporated herein by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K filed with the SEC on March 2, 2020).

4.2	Amended and Restated Bylaws of Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K filed with the SEC on March 2, 2020).
5.1	Opinion and consent of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to the Power of Attorney on the signature page of this Registration Statement.
99.1

Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.4 to Registrant’s Registration Statement on Form S-8 (File No. 333-166822) filed with the SEC on May 14, 2010).

99.2	Amendment No. 1 to 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.7.A to Registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2015).
99.3	Amendment No. 2 to 2010 Employee Stock Purchase Plan.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 2nd day of November, 2020.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint Richard S. Eiswirth, Jr., J. Philip Jones, and Christopher S. Visick, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2020
/s/ J. Philip Jones J. Philip Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2020
/s/ C. Daniel Myers C. Daniel Myers	Chairman of the Board of Directors	November 2, 2020
/s/ James R. Largent James R. Largent	Lead Independent Director	November 2, 2020
/s/ Brian K. Halak Brian K. Halak, Ph.D.	Director	November 2, 2020
/s/ Garheng Kong Garheng Kong, M.D., Ph.D.	Director	November 2, 2020
/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	November 2, 2020
/s/ John Snisarenko John Snisarenko	Director	November 2, 2020
/s/ Mary T. Szela Mary T. Szela	Director	November 2, 2020